EXHIBIT 4.10
                                     FORM OF

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is effective as of September 7, 2000 by and between UNIVERSAL BROADBAND NETWORKS, INC., a Delaware corporation on the one hand (the "COMPANY") and the purchaser set forth on the signature pages on the other hand (the "PURCHASER").

                                     RECITAL

         Under the terms and provisions set forth in this Agreement, the Company desires hereby to sell, transfer and assign to Purchaser, and Purchaser desires hereby to purchase and acquire from the Company, an aggregate of _____________________________ (______) shares of the Company.

                                    AGREEMENT

         NOW, THEREFORE, in accordance with the foregoing recital, and AS CONSIDERATION FOR the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the Company and Purchaser hereby agree as follows:

         1. AGREEMENT TO PURCHASE AND SELL THE SHARES. Subject to the terms set forth in this Agreement, the Company hereby sells to Purchaser, and Purchaser hereby purchases from the Company, ___________________ (_______) shares of the Company's Common Stock (the "SHARES"), at a price of $__ per share (the "PURCHASE PRICE").

         2. STOCK PURCHASE CLOSING; STOCK PURCHASE CLOSING DELIVERIES.

                  2.1 The closing of the transaction contemplated by this Agreement (the "STOCK PURCHASE CLOSING") shall occur concurrently with the execution and delivery of this Agreement.

                  2.2 As of the Stock Purchase Closing, Purchaser shall own and be deemed to own the Shares and all of the rights, preferences and privileges of the Shares.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser that:

                  3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is currently not qualified to transact business as a foreign corporation in any other jurisdictions. The failure to so qualify to transact business will not have a material adverse effect, however, on the Company's business (as currently conducted).

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                  3.2 AUTHORIZATION. All corporate action on the part of the
Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken or will be taken before the Closing.

                  3.3 VALID ISSUANCE OF SHARES. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.

                  3.4 DUE EXECUTION AND DELIVERY. The Company has duly executed and delivered this Agreement.

                  3.5 ENFORCEABILITY. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such terms may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  3.6 NO CONFLICT, BREACH OR DEFAULT. The consummation by the Company of the transaction contemplated by this Agreement, including the execution and delivery of this Agreement, will not conflict with or result in a breach of any of the unwaived terms of any agreement or instrument to which the Company is bound or constitute a default thereunder.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company all of the following:

                  4.1 ENFORCEABILITY. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such terms may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  4.2 NO CONFLICT, BREACH OR DEFAULT. The consummation by Purchaser of the transaction contemplated by this Agreement, including the execution and delivery of this Agreement, will not conflict with or result in a breach of any of the unwaived terms of any agreement or instrument to which Purchaser is bound or constitute a default thereunder.

                  4.3 SECURITIES LAWS. Purchaser hereby acknowledges, represents and warrants to the Company, and hereby covenants and agrees to, all of the following:

                           (a) INVESTMENT INTENT; CAPACITY TO PROTECT INTERESTS.
Purchaser is purchasing the Shares solely for Purchaser's own account for investment and not with a view to or for sale in connection with any distribution of the Shares, and not with any present intention of selling, offering to sell, granting any participation in or otherwise disposing of or distributing the Shares, in any transaction other than a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Purchaser is experienced in making investments in the unregistered and restricted securities of developing and emerging growth companies such as the Company. The Purchaser understands that such investments


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(including the Purchaser's investment in the Shares) involve a high degree of speculation and risk. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Company represented by the Shares, by reason of Purchaser's financial and business experience Purchaser has the capacity to protect the Purchaser's interests in connection with the Shares. The Purchaser is financially able to bear the economic risk of the investment represented by the Shares, including a total loss of such investment.

                           (b) RELIANCE ON PURCHASER'S REPRESENTATIONS.
Purchaser understands and acknowledges that the Shares will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the Company's reliance on such exemption (or exemptions) is predicated on the Purchaser's representations that are set forth in this Agreement and either (i) the "Accredited Investor" Questionnaire attached hereto as EXHIBIT A, or (ii) the Certificate of Non-U.S. Person, attached hereto as EXHIBIT B.

                           (c) INFORMATION CONCERNING THE COMPANY. Without
limiting the terms of the investment representations set forth below, the Purchaser represents that the Purchaser: -

                                (1) has had an opportunity to ask questions and
receive answers from the Company and its officers and directors regarding matters relevant to the Company and an investment therein (e.g., as represented by the Shares), including, without limitation, all reports filed pursuant to the Securities Exchange Act of 1934, as amended;

                                (2) has further had the opportunity to obtain
any and all information that the Purchaser deemed and deems necessary to evaluate the Company and the Purchaser's acquisition of the Shares, as well as to verify the accuracy of information otherwise provided to the Purchaser; and

                                (3) has otherwise received all such information
Purchaser deems necessary and appropriate to evaluate the financial risks inherent in making, and the merits of, an investment in the Shares.

                           (c) SOPHISTICATED INVESTOR. By reason of Purchaser's
(i) pre-existing substantive relationship with the Company and one or more of its officers, directors or control persons or (ii) by reason of the Purchaser's business or financial experience, the Purchaser is capable of evaluating the merits and risks of the investment represented by the Shares and the merits and risks of protecting the Purchaser's own interests in connection with such investment.

                           (d) SPECULATIVE INVESTMENT. Purchaser represents and
warrants that the nature and amount of the Shares being purchased by Purchaser are consistent with Purchaser's investment objectives, abilities and resources. PURCHASER RECOGNIZES THAT THE SHARES ARE A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK OF LOSS BY PURCHASER AND THAT PURCHASER COULD LOSE THE ENTIRE AMOUNT OF PURCHASER'S INVESTMENT IN THE SHARES. PURCHASER IS ABLE TO BEAR THE ECONOMIC RISK OF PURCHASER'S INVESTMENT IN THE SHARES AND AT THE PRESENT TIME CAN AFFORD A COMPLETE LOSS OF THAT INVESTMENT.

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                  4.4 NO VIEW TO SALE OR DISTRIBUTION; NO ADVERTISING OR GENERAL
SOLICITATION. Purchaser represents and warrants to the Company all of the following:

                           (a) that the Shares are being acquired by Purchaser
for private investment purposes only and solely for Purchaser's own account, in Purchaser's own name, and not with a view to or for sale in connection with any distribution of the Shares to others;

                           (b) that Purchaser has no present intention to
distribute, sell or otherwise dispose of the Shares;

                           (c) that the sale of the Shares to Purchaser was not
accomplished by the publication of any written or printed communication, any pre-recorded telephone communication or any communication spoken on radio, television or similar communication media; and

                           (d) that Purchaser has not seen or received any
advertisement or general solicitation with respect to the sale of Company securities of any kind, including, without limitation, the Shares.

         5. RELIANCE ON PURCHASER REPRESENTATIONS, WARRANTIES, ETC. Purchaser understands that legal counsel for the Company may rely on all of Purchaser's representations, warranties, acknowledgments, understandings, agreements and covenants contained in this Agreement for the purpose of rendering legal opinions in connection with the Company's sale, transfer and assignment of the Shares to Purchaser and future issuances of securities by the Company.

                  5.1 LEGENDS. Purchaser acknowledges that each stock certificate issued by the Company evidencing the Shares shall have placed thereon the following legends:

                           (a) a legend containing the following or
substantially similar language:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                           (b) and any legend required to be placed thereon by
applicable state securities law authorities.

         6. REGISTRATION RIGHTS. On August 14, 2000 the Company filed a registration statement on Form S-3 ("Registration Statement") and has been advised in writing by the SEC that the Registration Statement will be declared effective by the SEC following the SEC's receipt of the Company's written request for acceleration. No later than 2:00 PM EDST on September 11, 2000 the Company shall file a pre-effective amendment to the Registration Statement covering resale of the Shares by Purchaser ( the "Amendment"). The Company shall use commercially reasonable efforts to have such Registration Statement declared


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effective by the SEC by 5:00 PM on September 14th, 2000. If the Registration
Statement as amended to include resale by Purchaser of the Shares has not been declared effective by 5:00 PM EDST on September 14th, 2000, or the Company has not delivered unlegended certificates for the Shares to the Escrow Agent, then the Company shall pay liquidated damages of $30,000 for each month or part thereof that the Registration Statement is not effective or the unlegended certificates for the Shares have not been delivered to the Escrow Agent, commencing September 15th, 2000, payable monthly in arrears. The Company shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the SEC.

         7. MISCELLANEOUS.

                  7.1 NOTICES. Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be sent by registered or certified mail with postage and fees prepaid, overnight courier, facsimile or electronic transmission addressed to the other party hereto at the address hereinafter set forth or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                  7.2 GOVERNING LAW. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of California without regard to California's conflict-of-laws principles and rules.

                  7.3 CHOICE OF FORUM. Any judicial proceeding brought by any party to this Agreement as a result of a dispute or controversy arising out of or related to this Agreement shall be commenced in courts located within Orange County, California. All parties to this Agreement agree to submit to the jurisdiction of the federal and state courts located within such county in the event of such a dispute or controversy.

                  7.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement, including, without limitation, all of Purchaser's indemnification obligations under this Agreement, shall not be discharged or dissolved upon the Stock Purchase Closing but shall survive and remain in full force and effect after the Stock Purchase Closing.

                  7.5 SEVERABILITY. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction, then such sentence, paragraph, clause or combination of the same shall be unenforceable in the jurisdiction where it is so held invalid, and the remainder of this Agreement shall remain binding on the parties hereto in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement otherwise shall be unaffected and shall remain enforceable in all other jurisdictions.

                  7.6 NO WAIVER. The failure of any party hereto at any time to require performance by the other party hereto of any term or provision of this Agreement shall not affect the right of such party to require performance of that term or provision, and any waiver by any party hereto of any breach of any term or provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such term or provision, a waiver of the term or provision itself or a waiver of any right under this Agreement.

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                  7.7 WRITTEN AMENDMENTS. This Agreement may not be modified, amended, altered or changed in any respect whatsoever except by further agreement in writing, duly executed by both parties hereto. No oral statements or representations made after the date of this Agreement by either party hereto are binding on such party, and neither party hereto shall have the right to rely on such oral statements or representations.

                  7.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations of either party hereto arising under this Agreement may be assigned by either party hereto without the prior written consent of the other party hereto.

                  7.9 SUCCESSORS. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors, subcontractors, personal representatives and permitted assigns.

                  7.10 HEADINGS AND CAPTIONS. The headings and captions appearing at the beginning of each Section and subsection of this Agreement are included herein for the convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any term or provision of this Agreement or its interpretation. This Agreement shall be enforced and construed as if no headings or captions appeared herein.

                  7.11 ATTORNEYS' FEES. If a dispute arises with respect to this Agreement, then the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights and in preparing to enforce and in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suite.

                  7.12 FINDERS' FEES. The Company represents and warrants that ____________ is the only party to which it is obligated to pay any finder's fee or commission in connection with the specific transaction contemplated by this Agreement. Company shall indemnify and hold harmless the Purchaser for any liability for any commission or compensation in the nature of a finder's fee (and for the costs and expenses of defending against such liability or asserted liability) for which Company or any of Company's officers, partners, employees or representatives is responsible. Purchaser shall indemnify and hold harmless the Company for any liability for any commission or compensation in the nature of a finder's fee (and for the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of Purchaser's officers, partners, employees or representatives is responsible.

                  7.13 ENTIRE AGREEMENT. This Agreement constitutes and shall be deemed to contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements or representations with respect to the subject matter hereof that are not expressly set forth herein.

                  7.14 COUNTERPART EXECUTION. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

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                  7.15 FACSIMILE TRANSMISSION. The facsimile transmission by one party hereto of a signed copy of the signature page of this Agreement to the other party hereto or such party's agent, followed by a facsimile transmission of an acknowledgment of receipt thereof, shall constitute the delivery of this Agreement. Each party hereto agrees to confirm such delivery by mailing or personally delivering to the other party hereto or such party's agent an executed original of this Agreement in its entirety.

            IN WITNESS WHEREOF, the Company and Purchaser have executed this Agreement to be effective as of the date first written above.

The "COMPANY":                                   The "PURCHASER":
UNIVERSAL BROADBAND NETWORKS, INC.,              GENERATION CAPITAL ASSOCIATES,
a Delaware corporation                           a limited partnership

By: ___________________________                  By: /S/ Frank E. Hart
                                                 -------------------------------
Its: __________________________                  Frank E. Hart, General Partner

Address:                                         Address:


2030 Main Street, Suite 550                      1085 Riverside Trace
Irvine, CA 92614                                 Atlanta, GA 30328
Tel 949/260-8100                                 Tel 404/303-8450
Fax 949/261-2714                                 fax 404/255-2218


The "Escrow Agent":
David A. Rapaport
/S/ David A. Rapaport
------------------------------

Address:

333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328
Tel 404/257-915_
Fax 404/257-9125
Email drapaport@hcfmgmt.com


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